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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IntelliChem, Inc. 2003 Stock Option Plan of our report dated January 22, 2004, with respect to the consolidated financial statements of Symyx Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

November 29, 2004
Palo Alto, California